LEASE ASSIGNMENT, MODIFICATION AND EXTENSION AGREEMENT

      THIS LEASE ASSIGNMENT, MODIFICATION AND EXTENSION AGREEMENT (this "Agreement") is made this 19th day of November, 1997 but is effective for all purposes as of August 1, 1997, by and between Second Trade Center Office Associates Limited Partnership, a Maryland limited partnership ("Landlord"), as landlord, Federal Data Corporation, a Delaware corporation ("Tenant"), as tenant and NYMA, Inc., a Maryland corporation ("NYMA").

                                    Recitals:

      A. Landlord and NYMA executed a Lease together with an Addendum, both dated February 2, 1988, and a Lease Modification Agreement dated December 22, 1988 (collectively, as amended hereby, the "Lease") covering approximately 69,604 square feet of rentable space in the office building known as Maryland Trade Center III located at 7501 Greenway Center Drive, Greenbelt, Maryland 20770 (the "Building").

      B. NYMA, as sublandlord, and Greenway Infant Care, Inc., as subtenant, executed a Sublease dated April 9, 1990 for 2,858 square feet of space known as Suite 100 on the first floor of the Building (the "Sublease").

      C. NYMA desires to assign to Tenant, and Tenant desires to accept the assignment of, all of NYMA's right, title and interest (i) as tenant in and to the Lease and (ii) as sublandlord in and to the Sublease.

      D. Landlord and Tenant desire to modify and extend the Lease in accordance with the terms set forth below.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Assignment and Assumption. Effective as of August 1, 1997, NYMA hereby assigns to Tenant, and Tenant hereby accepts the assignment of, all of NYMA's right, title and interest (i) as tenant in and to the Lease and (ii) as sublandlord in and to the Sublease. Tenant hereby assumes all of NYMA's obligations under the Lease, and NYMA is hereby released from all liability under the Lease.

      2. Premises. Effective as of September 1, 1997, the description of the Leased Premises in Section 1.1 of the Lease shall be amended to delete the 2,858 rentable square feet of space located on the first floor and currently subleased by Tenant to Greenway Infant Care, Inc., and all rights and obligations of Tenant and NYMA with respect to such space shall be terminated. The parties acknowledge that Tenant has assigned its right, title and interest in and to such sublease to Landlord by separate agreement effective September 1, 1997. The Leased Premises shall consist of the following:

-------------------------------------------------------------------------------
                 Floor                           Rentable Square Feet
-------------------------------------------------------------------------------
                 12th                                   15,840
-------------------------------------------------------------------------------
                 11th                                   15,840
-------------------------------------------------------------------------------
                 10th                                   15,840
-------------------------------------------------------------------------------
                  9th                                   15,840
-------------------------------------------------------------------------------
              Lower Level                               3,386
-------------------------------------------------------------------------------
                 Total                                  66,746
-------------------------------------------------------------------------------

      3. Term. The term of the Lease shall be extended for an additional six (6) years from December 31, 1998 to December 31, 2004. The last paragraph of Section
1.2 of the Lease is deleted in its entirety and the following is inserted in lieu thereof:

      "Provided Tenant is not in default of this Lease beyond the expiration of any applicable cure period, Tenant shall have and is hereby granted two
      (2) successive options to renew the term of this Lease for additional periods of five (5) years each (the "Renewal Terms"). The first Renewal Term shall commence on January 1, 2005 and shall expire on December 31, 2010. The second Renewal Term shall commence on January 1, 2011 and shall expire on December 31, 2015. Each renewal option shall be exercisable by Tenant by giving written notice of the exercise of such renewal option to Landlord at least twelve (12) months prior to the expiration of (i) the initial term, in the case of the first such renewal option, and (ii) the first Renewal Term, in the case of the second such renewal option. For purposes of this Lease, no distinction is made between the terms "extend" and "renew," or any variations thereof. All terms and conditions of this Lease will remain in full force and effect during the Renewal Term(s), except that Tenant shall accept the Leased Premises in "as is" condition with no free rent or other concessions and the annual Basic Rent payable during the first year of each Renewal Term shall be ninety-five percent (95%) of the Fair Market Value Rate (as defined below) of the Leased Premises as of the commencement of such Renewal Term multiplied by the rentable square footage of the Leased Premises as specified in Section
      1.1. During the second through fifth Lease Years of each Renewal Term, the annual Basic Rent shall be adjusted as set forth in Section 2.1(c).

      Within thirty (30) days after Landlord has received notice from Tenant that Tenant has exercised its option to renew this Lease, Landlord shall send to Tenant a written notice specifying the Fair Market Value Rate as determined by Landlord in accordance with the final paragraph of this Section. Within fifteen (15) days after receipt of such notice from Landlord, Tenant shall send Landlord a written notice of Tenant's acceptance or challenge of Landlord's determination of such rate, provided, however, that in the event that Tenant fails to respond within such fifteen (15) day period, Tenant shall be deemed to have accepted Landlord's determination of the Fair Market Value Rate. In the event that Tenant gives written notice that it challenges Landlord's determination of the Fair Market Value Rate and Landlord and Tenant are not able to agree on such rate within the immediately following fifteen (15) days (the "Negotiation Period"), then Landlord and Tenant shall each, within seven (7) days after the expiration of the Negotiation Period, select an appraiser, each of whom shall be a licensed MAI-certified real estate appraiser with at least ten (10) years experience in the Greenbelt, Maryland area office market, who shall determine the Fair Market Value Rate in accordance with the final paragraph of this Section. The appraisers shall be instructed to complete the appraisal procedure and to submit their written determinations to Landlord and Tenant (together with supplemental written information supporting their results which shall be in sufficient detail to permit an informed evaluation of their determinations) within thirty (30) days after their selection. In the event that the determination of the Fair Market Value Rate submitted by Landlord's appraiser is less than or equal to one hundred ten percent (110%) of the determination of the Fair Market Value Rate submitted by Tenant's appraiser, the Fair Market Value Rate shall be the average of such determinations. If the determination of the Fair Market Value Rate submitted by Landlord's appraiser is greater than one hundred ten percent (110%) of the determination of the Fair Market Value Rate submitted by Tenant's appraiser, the appraisers shall, within seven
      (7) days, appoint a third appraiser with similar qualifications to make such determination of the Fair Market Value Rate in accordance with the foregoing limitations. In the event that the two appraisers cannot agree as to the selection of the third appraiser within seven (7) days after Landlord and Tenant are notified of the determinations of the appraisers, either party may request that the President of the Greater Washington Commercial Association of Realtors appoint the third appraiser. The third appraiser shall be instructed to complete the appraisal procedure and to submit a written determination of the Fair Market Value Rate to Landlord and Tenant within thirty (30) days after such appraiser's appointment (together with supplemental written information supporting his or her determination, which shall be in sufficient detail to permit an informed evaluation of his or her determination). The Fair Market Value Rate shall be the determination which is neither the highest of the three determinations nor the lowest of the three determinations but the remaining determination which shall be binding upon Landlord and Tenant. Landlord and Tenant shall each bear the costs of their respective appraisers. The expenses of the third appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant.

      For purposes of this Lease, the term "Fair Market Value Rate" means the fair market rental rate per square foot of the rentable area of the Leased Premises specified in Section 1.1 that would be agreed upon between a landlord and a tenant entering into a lease in a comparable building of comparable age in Greenbelt, Maryland, assuming the following: (A) the landlord and tenant are typically motivated; (B) the landlord and tenant are well informed and well advised and each is acting in what it considers its own best interest; (C) no free rent, improvement allowance or other concessions are being provided by landlord; and (D) the Leased Premises are fit for immediate occupancy and use "as is" and no work is required to be done by landlord."

      4. Paragraph 3 of the Addendum and Section 2.1(a) of the Lease are deleted in their entirety and the following is inserted in lieu thereof:

      "Section 2.1 Basic Rent.

      (a) Commencing as of August 1, 1997, Tenant shall pay Landlord rent ("Basic Rent") for the portion of the Leased Premises located on the lower level and the 11th and 12th floors of the Building, at the annual rate of Six Hundred Ninety Thousand Seventy-Two Dollars ($690,072.00), which amount is equal to Twelve Dollars ($12.00) multiplied by the rentable area of the Leased Premises located on the lower level plus Twenty and 50/100 Dollars ($20.50) multiplied by the rentable area of the Leased Premises located on the 11th and 12th floors. Such Basic Rent shall be payable in equal monthly installments of Fifty-Seven Thousand Five Hundred Six Dollars ($57,506.00) in advance on the first day of the month.

      (b) In recognition of the fact that Tenant will not have use of the portion of the Leased Premises located on the 9th and 10th floors of the Building for a period of time due to the renovation of such space, Basic Rent will not commence as to such portion of the Leased Premises until December 1, 1997. Commencing on December 1, 1997, the Basic Rent set forth in subparagraph (a) above shall be increased to an annual rate of One Million Three Hundred Thirty-Nine Thousand Five Hundred Twelve Dollars ($1,339,512.00), which amount is equal to Twelve Dollars ($12.00) multiplied by the rentable area of the Leased Premises located on the lower level plus Twenty and 50/100 Dollars ($20.50) multiplied by the rentable area of the remainder of the Leased Premises. Such Basic Rent shall be payable in equal monthly installments of One Hundred Eleven Thousand Six Hundred Twenty-Six Dollars ($111,626.00) in advance on the first day of the month.

      (c) For the Lease Year commencing on August 1, 1999, and each Lease Year thereafter, the annual Basic Rent shall be increased by an amount equal to three percent (3%) of the Basic Rent in effect during the preceding Lease Year."

      5. Real Estate Tax - Escalation. Section 2.3(a)(ii) is deleted in its entirety and the following is inserted in lieu thereof:

      "The term "base real estate taxes" means the assessed value of the land, Building and improvements multiplied by the then current rate for the tax year ending June 30, 1998."

Tenant's pro rata share of increases in real estate taxes for the then current real estate tax year over the base real estate taxes, as set forth in Section 2.3(b), is amended from 35.13% to 33.99%.

      6. Renovations. Landlord shall, at its sole cost and expense, provide Tenant with a "turnkey" renovation (the "Renovations") of the portion of the Leased Premises located on the 9th and 10th floors of the Building and the main reception area of the Leased Premises on the 12th floor of the Building (collectively, the "Renovated Space") in accordance with the terms of this paragraph. Within thirty (30) days after Tenant furnishes Landlord with its approved space plan annotated with certain specifications for the Renovations (the "Space Plan"), Landlord shall deliver to Tenant for Tenant's approval full and complete construction drawings consistent with the Space Plan. Within five
(5) business days after receiving such construction drawings, Tenant shall notify Landlord either that Tenant approves such construction drawings or that Tenant disapproves such construction drawings and the reasons for such disapproval; provided, however, that Tenant shall approve such construction drawings if they are consistent with the Space Plan. Landlord shall make the necessary revisions to obtain Tenant's approval of the construction drawings. Should Tenant fail to respond to Landlord's request for approval of the construction drawings within five (5) business days, or should Tenant make any changes to the construction drawings which are not consistent with the Space Plan, then Tenant shall bear the cost of redesign and any delay in completion of the Tenant Improvements as a result of such changes or delays shall be of no consequence to Landlord. Landlord shall construct the Renovations in accordance with the construction drawings approved by Tenant, in a good and workmanlike manner with new materials or reusing existing materials so long as the finished product is of a first class quality. All work shall be in compliance with all applicable codes and regulations. Landlord shall complete the Renovations and deliver the Renovated Space for Tenant's occupancy no later than January 31, 1998, except that if Tenant does not furnish Landlord with the Space Plan on or before October 17, 1997, the aforesaid January 31, 1998 date shall be extended by one day for each day of such Tenant delay. If Landlord fails to complete the Renovations and deliver the Renovated Space by January 31, 1998 (as extended by the number of days, if any, beyond October 17, 1997 that Tenant furnishes Landlord with the Space Plan), then, in addition to any remedies available to Tenant at law or in equity, Tenant's obligation to pay Basic Rent with respect to the Renovated Space shall be abated until Landlord completes the Renovations and delivers the Renovated Space. Landlord acknowledges that if Landlord fails to complete the Renovations and deliver the Renovated Space in time for Tenant to relocate into the Renovated Space by February 28, 1998, Tenant will incur holdover penalties under its present lease and other related damages. The Renovations shall be deemed completed when Landlord has obtained and delivered to Tenant all necessary approvals and certificates as may be required for Tenant to lawfully occupy the Renovated Space. Landlord, at its sole cost and expense, shall replace all materials, workmanship, fixtures or equipment which prove to be defective during a period of twelve (12) months after Landlord delivers the Renovated Space to Tenant.

      7. Alterations. Notwithstanding anything to the contrary in Section 3.3 of the Lease or elsewhere in the Lease, Tenant shall submit to Landlord for its prior approval any and all plans required by Prince George's County to perform any alterations, installations, changes, replacements, additions or improvements to the Leased Premises. Landlord shall not unreasonably withhold its consent and shall notify Tenant within five (5) business days whether the plans are approved or disapproved. If Landlord fails to respond to Tenant's request for approval of such plans within such five (5) day period, Landlord's approval shall be deemed given. Should Landlord approve the requested changes, Landlord shall notify Tenant at the time of said approval whether Tenant will be required to remove such alterations, installations, changes, replacements, additions or improvements upon termination of the Lease. Tenant shall be permitted to make any alteration, installations, changes, replacements, additions or improvements without Landlord's prior written consent if the work will not require a building permit from Prince George's County.

      8. Electrical Equipment. Section 3.6 of the Lease is deleted in its entirety. Landlord shall provide sufficient electric service to the Leased Premises for Tenant to operate its business as currently conducted and operate equipment typically found in modern office buildings, including, without limitation, personal computers, copier machines, fax machines, etc. If at any time Tenant's demand for electric service (i) on the eleventh and twelfth floors exceeds the capacity set forth in the plans and specifications for the original leasehold improvements on the eleventh and twelfth floors or (ii) in the remaining portions of the Leased Premises exceeds the capacity set forth in the construction drawings for the Renovations, then, in either case, Landlord, at Tenant's expense, will make reasonable efforts to supply such service through the then-existing feeders servicing the Building and Tenant shall pay Landlord, on demand, the costs of the additional electric consumption. If Landlord is unable to provide such additional service through existing feeders to the Building or risers or wiring installations, any feeders, risers or wiring necessary to meet Tenant's excess electrical requirements will, upon Tenant's written request, be installed by Landlord at Tenant's cost.

      9. Cooking; Vending Machines. Notwithstanding anything in the Lease to the contrary, Tenant shall be permitted to have a microwave oven, refrigerator, dishwasher and other kitchen appliances and vending machines in the Leased Premises for its employees and visitors and to operate such appliances and vending machines as is reasonable or customary in an office setting.

      10. Subletting and Assignment. Section 3.9 of the Lease is deleted in its entirety and the following is inserted in lieu thereof:

      "Section 3.9 Subletting and Assignment.

      (a) Tenant shall have the unrestricted right to assign this Lease or sublet all or any portion of the Leased Premises without Landlord's consent (i) to any entity which controls, is controlled by or is under common control with Tenant (an "Affiliate") or (ii) in connection with a merger or consolidation of Tenant or an Affiliate, a sale of all or substantially all of Tenant's or an Affiliate's assets, or a sale of stock or other ownership interests in Tenant or an Affiliate. Notwithstanding the foregoing, the sale of stock or other ownership interests in an Affiliate that is not an operating business and has this Lease as its sole or primary asset shall require the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to notify Landlord of any assignment or subletting pursuant to this
            Section 3.9(a) prior to the effective date of such assignment or subletting.

      (b) Any assignment of this Lease other than pursuant to subsection (a) of this Section 3.9 shall require the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Any subletting of all or any portion of the Leased Premises other than pursuant to subsection (a) of this Section 3.9 shall require the prior written consent of Landlord, which shall not be withheld unless the subtenant's occupancy will have a material adverse effect on the operation of the Building or the Building systems. Landlord shall respond in writing to a request for consent to an assignment or subletting within thirty (30) days after receipt of such request, which response shall set forth in reasonable detail, in the event Landlord denies its consent, the reasons for such denial. If Landlord fails to respond to a request for consent to an assignment or subletting within such thirty (30) day period, such consent shall be deemed given.

      (c) In the event of any assignment or subletting, Tenant shall remain fully liable and obligated under all the terms conditions and provisions of this Lease and any assignee shall assume all of the obligations of Tenant under this Lease. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenants or obligations under this Lease, nor shall the collection or acceptance of rent from any such assignee or subtenant constitute a waiver of, or release of Tenant from, any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting, to the extent such consent is required by this Lease. In the event that Tenant defaults hereunder beyond the expiration of any applicable notice and cure or grace period, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

      11. Utility Services. Notwithstanding anything to the contrary in Section
4.1 of the Lease, the hours during which Building services are provided on Saturdays shall be 8:00 a.m. until 1:00 p.m. Section 4.1 of the Lease is amended by deleting the first sentence of the Addendum and inserting the following in lieu thereof: "Tenant shall be provided after-hours HVAC and electrical service at the actual hourly rate as billed to Landlord from the utility company." The final two sentences of Section 4.1 of the Addendum are deleted in their entirety.

      12.   Insurance and Indemnification.

      (a) Notwithstanding anything to the contrary in Section 5.1 of the Lease, the companies writing insurance which Tenant is required to maintain pursuant to the Lease shall have a policyholders rating of at least A, with an financial rating of VII.

      (b) During the term of the Lease, Landlord shall insure the Building and the Leased Premises, including the Renovations and existing leasehold improvements but excluding Tenant's furniture, trade fixtures, equipment and other personal property, against damage with All-Risk insurance for the full replacement value and commercial general liability insurance in amounts which are reasonable and customary for office buildings in the Washington, D.C. metropolitan area.

      (c) Paragraph 9 of the Addendum is amended by deleting the words "Section 5.1 of" from the first sentence.

      (d) The limitation of Landlord's liability contained in Section 5.3 of the Lease shall not limit Landlord's insurance, restoration and repair obligations under the Lease.

      13. Defaults and Remedies. Notwithstanding anything in Section 7.1 or elsewhere in the Lease to the contrary, Landlord shall not be entitled to exercise its remedies unless and until Landlord provides Tenant with written notice of Tenant's default and Tenant fails to cure such default (i) in the case of a payment default, within ten (10) days following such notice; provided, however, Landlord shall not be required to provide notice more than two (2) times in any twelve (12) month period or (ii) in the case of a default of any other provision of the Lease, within thirty (30) days following such notice; provided, however, that if such default cannot reasonably be cured within thirty
(30) days, Tenant shall have such longer period of time as is reasonable provided Tenant commences such cure within such thirty (30) day period and diligently prosecutes such cure to completion. Section 7.1(c) is deleted in its entirety.

      14. Estoppel Certificates. Notwithstanding anything to the contrary in the Lease, Tenant shall have ten (10) business days to deliver any estoppel certificate Tenant is required under the Lease to deliver.

      15. Notice to Mortgagee. Pursuant to Section 8.3 of the Lease, Tenant shall send notice of any default by Landlord to the following deed of trust holder:

                  Mass Mutual 700 11th Street, N.W.
                  Suite 610
                  Washington, D.C. 20001
                  Attention:  John Doan

      16. Notices. Tenant's address for notices set forth in Section 9.8 of the Lease is amended as follows:

                  Federal Data Corporation
                  4800 Hampden Lane
                  Bethesda, Maryland 20814
                  Attention:  James M. Dean, Vice President and
                              Chief Financial Officer

                  with a courtesy copy to (which shall not constitute notice):

                  Federal Data Corporation
                  7501 Greenway Center Drive
                  Suite 1200
                  Greenbelt, Maryland 20770
                  Attention:  Peter Belford

      17.   Rights to Lease Additional Space.

      (a) Paragraph 10 of the Addendum is deleted in its entirety. Subject to the rights of other tenants of the Building set forth on Exhibit A to this Agreement (the "Other Tenant Rights"), and provided Tenant is not in default of the Lease beyond the expiration of any applicable cure period, Tenant shall have the right to lease any Additional Space (as defined below) on the terms and conditions contained in the Lease, except that the per square foot rate of Basic Rent shall be as set forth in subparagraph (b) below. Additional Space" shall mean any of the following space which may become available (as defined below):
(i) the third, fourth and fifth floors of the Building, which space is currently occupied by Bell Atlantic (the "Bell Atlantic Space"), (ii) the sixth floor of the Building, which space is currently occupied by Applied Information Sciences (the "AIS Space"), (iii) any space in the Building containing 5,000 or more rentable square feet and (iv) any space in the Building contiguous to space occupied by Tenant or on a contiguous floor to space occupied by Tenant. For purposes of this Section, "available" space shall mean any space in the Building
(a) which is or becomes vacant on or before December 31, 1999, or (b) the lease of which expires on or before December 31, 1999 and with respect to which no Other Tenant Rights apply, or (c) with respect to which Landlord receives notice on or before December 31, 1999 that the current tenant of such space intends to vacate such space, or (d) with respect to which the tenant of such space fails to timely give notice exercising any Other Tenant Rights that apply to such space, which notice was required to be delivered on or before December 31, 1999 in order to exercise such Other Tenant Rights, or (e) which Landlord is otherwise able to put on the market on or before December 31, 1999. Landlord shall notify Tenant when any Additional Space becomes available and Tenant shall notify Landlord within thirty (30) days whether Tenant elects to lease such Additional Space on the terms contained herein.

      (b) If Tenant elects to lease at least the entire AIS Space and/or at least one full floor of the Bell Atlantic Space, then the Basic Rent applicable to such Additional Space and any additional increments of Additional Space leased by Tenant which equal either (A) at least fifty percent (50%) of a full floor or (B) the remaining then available rentable area on a floor shall be (x) during any period of time from the date of this Agreement until July 31, 1999, Twenty and 50/100 Dollars ($20.50), (y) during any period of time from August 1, 1999 until July 31, 2001, Twenty-One and 75/100 Dollars ($21.75) and (z) during any period of time from August 1, 2001 until the expiration of the Lease, the then current per square foot rate of Basic Rent under the Lease. The parties agree to negotiate in good faith to determine the per square foot rate of Basic Rent for any Additional Space that Tenant elects to lease which is not described in the immediately preceding sentence.

      (c) If, in Tenant's reasonable judgment, the Additional Space is usable by Tenant in its existing configuration, Landlord shall paint and install new carpeting in the Additional Space prior to delivering the Additional Space to Tenant. If, in Tenant's reasonable judgment, the Additional Space is not usable by Tenant in its existing configuration, Landlord shall, at its sole cost and expense, renovate the Additional Space in accordance with plans and specifications mutually agreed-upon by the parties, with leasehold improvements of a class and quality similar to those of the Leased Premises, prior to delivering the Additional Space to Tenant.

      (d) Effective as of the date of delivery to Tenant of the Additional Space, (1) the Additional Space shall be added to and constitute a part of the Leased Premises for all purposes under this Lease, (2) the rentable area of the Leased Premises shall be increased by the rentable area of the Additional Space,
(3) Tenant's pro rata share of real estate tax increases shall be increased by an amount which is proportionate to the square footage of the Additional Space and (4) the annual Basic Rent shall be increased by an amount equal to the number of square feet of rentable area in the Additional Space multiplied by the per square foot rate of Basic Rent for the Additional Space as determined pursuant to this paragraph.

      18. Security Deposit. Upon execution of this Agreement, Landlord shall return to Tenant the letter of credit being held by Landlord as a security deposit as described in Paragraph 14 of the Addendum.

      19. Subordination, Attornment and Non-Disturbance. Landlord shall use its best efforts to deliver to Tenant a Non-Disturbance Agreement pursuant to which any foreclosure of such mortgage or deed of trust or termination of ground lease shall not terminate this Lease or affect Tenant's rights hereunder as long as the Landlord under this Lease does not have a right to terminate this Lease by reason of a default by Tenant hereunder ("NDA") from each current mortgagee, deed of trust holder and ground lessor of the Building within *. If Landlord fails to deliver such NDA within such ** then in the event any such mortgagee, deed of trust holder or ground lessor, or any party purchasing or otherwise claiming through them, acquires title to the Building, Tenant shall have the right, at its option, to terminate the Lease at any time prior to the expiration of twelve (12) months after Tenant receives written notice that such party has acquired title to the Building. In addition, notwithstanding anything to the contrary in Section 8.1 of the Lease, Tenant's obligation to subordinate and attorn to any future mortgagee, deed of trust holder or ground lessor shall be conditioned upon Tenant having received an NDA from such mortgagee, deed of trust holder or ground lessor. Tenant acknowledges and agrees that the NDA from Landlord's current lender will be substantially in the form attached as Exhibit B.

      20. Lease Continues; Definitions. Except as amended hereby, the Lease continues in full force and effect. If there is any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this Agreement, this Agreement shall control. Capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Lease.

** Twenty (20) business day period after receipt of an acceptable NDA executed by the Tenant.



                      [Signatures Appear on Following Page]

      IN WITNESS WHEREOF, the parties hereto have caused this Lease Assignment, Modification and Extension Agreement to be duly executed, effective as of the day and year first written above.

                                    LANDLORD:

Witness:                            SECOND TRADE
                                    CENTER OFFICE
                                    ASSOCIATES LIMITED PARTNERSHIP,
                                    a Maryland limited partnership


[Illegible]                         By: /s/ Neil T. Coakley
----------------------------            ------------------------------------
                                          Neil T. Coakley, General Partner


                                     TENANT:

Witness:                            FEDERAL
                                    DATA CORPORATION, a
                                    Delaware corporation


[Illegible]                         By: /s/ James M. Dean
----------------------------            ------------------------------------
                                    Name: JAMES M. DEAN
                                    Title: VICE PRESIDENT & CHIEF
                                           FINANCIAL OFFICER

                                    NYMA:

Witness:                            NYMA, INC.,
                                    a Maryland corporation


[Illegible]                         By: /s/ James M. Dean
----------------------------            ------------------------------------
                                    Name: JAMES M. DEAN
                                    Title: VICE PRESIDENT

                                    EXHIBIT A

                             RIGHTS OF OTHER TENANTS


                            Maryland Trade Center III

                                 Available Space

                                                           Lease
Name                      Location          R.S.F        Expiration    Options
----                      --------          -----        ----------    -------
Greenway Infant          1st Floor          2,858         12/31/97
Mortgage Capital         1st Floor          3,695         08/14/99
Wall Street Deli         1st Floor          1,237         05/31/99     1-5 year renewal at
                                                                       market - 12 months notice
Dr Palmer                2nd Floor          4,870         09/30/99     2 - 5 year renewals at
                                                                        market - 8 months notice
Kimberly Leaman          2nd Floor          1,380         M-T-M
Dr Person                2nd Floor          4,570         04/30/00     1 - 3 year renewal at market
                                                                       - 6 months notice
Dr. Green                2nd Floor          1,948         07/31/98     2 - 5 year renewals at
                                                                       market - 12 months notice

Bell Atlantic            3rd Floor         16,384         12/31/99     1 - 5 year renewal at
Bell Atlantic            4th Floor         16,384         12/31/99     market - 12 months
Bell Atlantic            5th Floor         16,384         12/31/99     notice (12/31/98)
                                           ------
                                           49,152

AIS                      6th Floor         16,384         12/31/99     1 - 5 year renewal at market
                                                                       - 9 months notice (3/31/99)
Informatics              7th Floor          2,967         10/31/98
Intermodal                                  6,203         02/28/05     1 - 5 year renewal
                                                                       12 months notice
Vacant                                      2,860
Asiavision                                  1,584         03/31/98

Ameriquest                                  2,770         05/31/02
Donohoe                  8th Floor          2,536         12/31/98
Crestar                                     3,723         10/31/98
Hewlett Packard                             2,117         04/30/98
Rockledge Group                             1,807         04/30/98
Coakley & Williams                          6,202         04/30/98

                                   EXHIBIT B

TENANT'S ACCEPTANCE LETTER
NONDISTURBANCE SUBORDINATE AND ATTORNMENT

Date: _________________       MassMutual Mortgage Loan Commitment No. __________

Massachusetts Mutual Life Insurance Company
1395 State Street
Springfield, Massachusetts 0111-0001
       Attention: Mortgage Loan Administration
                  Real Estate Investment Division

Re: ____________________________________________________________________________

    ________________________________________________(Property name and location)

To Massachusetts Mutual Life Insurance Company:

The undersigned ("Tenant") understands that Massachusetts Mutual Life
Insurance Company ("MassMutual") has made or will be making a mortgage loan (the "Loan") on the Property described below. In connection with the Loan, MassMutual will be receiving an assignment of all leases with respect to the Property and will be acting in reliance upon this letter.

By signing below, the Tenant certifies to and agrees with MassMutual as follows:

     1.   The Tenant leases a portion of a(n) __________________________________
          ______________________________________________________________________

          (office building/shopping center/warehouse/other property type) located at ___________________________________________________________
          ______________________________________________________________________
          ________________(street address, city and state) and known generally as ___________________________________________________________________
          (the "Property").

     2. The lease between the Tenant and the landlord ("Landlord") regarding the Tenant's premises (the "Premises") is dated ______________________ and is unamended except as follows: __________________________________
          ______________________________________________________________________
          _______________(dates of lease amendments). The lease together with the amendments is referred to herein as the "Lease," and is the complete statement of the Landlord and the Tenant regarding the Premises.

     3.   The Lease provides

          A.   Current monthly fixed or base rent: _____________________________
               _________________________________________________________________

          B.   Pertcentage rent: _______________________________________________
               _________________________________________________________________

          C.   Common area expenses: ___________________________________________
               _________________________________________________________________

          D.   Commencement Date: ______________________________________________
               _________________________________________________________________

          E.   Termination Date (exclusive of renewal periods): ________________
               _________________________________________________________________

          F.   Renewal Periods: ________________________________________________
               _________________________________________________________________

          G.   Security Deposit: _______________________________________________
               _________________________________________________________________

4. The Tenant has accepted and is now in sole possession of the Premises. Any construction, build out, improvements, alterations or additions to the Premises required under the Lease have been completed in accordance with the Lease.

5. The Tenant has not subleased any part of the Premises or assigned the Lease.

6. As of this date, the Lease is in full force and effect and to the best of Tenants' knowledge there is no violation of or default under the Lease on the part of the Landlord or the Tenant. There is no present offset of rent and the Tenant has no knowledge of any circumstances which would give rise to any credit or set-off against the obligation for present or future rentals under the Lease.

7. The Tenant will, concurrently with the giving of any notice to the Landlord, give MassMutual written notice (at the above address) of any default by the Landlord under the Lease. MassMutual will have a reasonable opportunity, before the exercise of any rights the Tenant may have pertaining to the Lease, to cure any such default by the Landlord.

8. The Tenant hereby subordinates all of its right, title and interest under the Lease to the lien, operation and effect of any mortgage(s) (as modified or extended) of MassMutual now or hereafter in force against the Property, and to all advances hereafter made under such mortgage(s).

9. In the event that MassMutual or any third party becomes the owner of the Property, by foreclosure or otherwise, the Tenant agrees to attorn to MassMutual or any purchaser and to recognize MassMutual or any purchaser as the landlord under the Lease. Acceptance of this letter by MassMutual constitutes MassMutual's agreement that it will not disturb or interfere with the Tenant's possession of the Premises during the term of the Lease or any extension or renewal thereof so long as the Tenant is not in default under the Lease beyond the expiration of any applicable notice and cure or grace periods.

Sincerely,

TENANT:


-------------------------------------------------------- [As specified in Lease]



---------------------------------------------------------------------[Signature]
By (Name):
Title:

MassMutual, in consideration of the agreements made by Tenant in this Tenant's Acceptance Letter and in reliance upon the accuracy in a11 material respects of the certifications herein made by Tenant, joins in execution of this Tenant's Acceptance Letter solely to evidence its agreement to be bound by the provisions of paragraph 9 above.

Massachusetts Mutual Life Insurance Company


By:___________________________________

Its:__________________________________

                                                                     EXHIBIT "B"